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                                                                 Exhibit 32(a)



                             TXU US Holdings Company
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF CEO


         The undersigned, T. L. Baker, Chairman of the Board, President and Chief Executive of TXU US Holdings Company (the "Company"), DOES HEREBY CERTIFY that:

 1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 11th day of November, 2004.




                                        /s/ T. L. Baker
                                   -------------------------------------------
                                    Name:    T. L. Baker
                                    Title:   Chairman of the Board, President
                                             and Chief Executive





   A signed original of this written statement required by Section 906 has been provided to TXU US Holdings Company and will be retained by TXU US Holdings Company and furnished to the Securities and Exchange Commission or its staff upon request.